Exhibit 99

SILICON LABORATORIES REPORTS FOURTH QUARTER AND YEAR END RESULTS

—COMPANY DELIVERS RECORD REVENUE FOR 2010—

AUSTIN, Texas — Jan. 26, 2011 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported revenue of $112 million for the fourth quarter and record revenue for the full year of $493 million.

2010 Highlights

•                  Year over year growth was driven by record revenue for the company’s broad-based products, which grew by nearly 50 percent over 2009 and represented 35 percent of total revenue for the year.

•                  A sustained focus on R&D resulted in 17 new product family introductions during the year spanning MCUs, Embedded Wireless, Isolation, Human Interface, Timing, Video, AM/FM Radio and Power over Ethernet.

•                  The company achieved a record number of design wins, broadened its sales channel and expanded its design team, all strong building blocks for future growth.

•                  Gross margin on both a GAAP and non-GAAP basis was at record levels for the year resulting from cost improvements and mix shifts to broad-based products.

•                  The company delivered 18 percent GAAP operating income and 26 percent non-GAAP operating income for the year.

•                  Cash generation continued to be very strong, enabling $140 million in share repurchases, two strategic technology acquisitions and a year-end cash, cash equivalents and investments balance of $383 million.

Fourth Quarter Highlights

Fourth quarter revenue of $112 million exceeded guidance and represented a seven percent sequential decrease. The better than anticipated result for the quarter was due to stronger than anticipated demand for the company’s broad-based products and the early stages of the company’s ramp into iDTVs with its silicon TV tuner.

Fourth quarter GAAP gross margin was 63.5 percent. R&D investment increased to $32.6 million while SG&A decreased again to $27.5 million. Fully diluted GAAP earnings per share were $0.28 for the quarter.

The following non-GAAP results exclude the impact of stock compensation expense. Non-GAAP gross margin was 63.9 percent for the quarter. R&D investment increased sequentially to $28.5 million. SG&A expense declined to $22.8 million. Fully diluted non-GAAP earnings per share were $0.46. The reconciling charges are set forth in the financial measures table included below.

2011 Business Outlook

The company anticipates 2011 will be another growth year, with strong contributions from both the broadcast and broad-based businesses. Specifically, the company expects its video business to ramp and triple in size, while the timing business is expected to deliver high double-digit growth again in 2011. Both product lines are benefiting from new product ramps and an expanding footprint enabling strong market share gains.

“We believe the investments we’ve been making in our business over the last couple of years will begin delivering a strong return in 2011,” said Necip Sayiner, president and CEO of Silicon Laboratories. “Organic new product developments complemented by strategic acquisitions like the SpectraLinear deal we announced today, have given us a platform for continually expanding our share of the market. We expect to benefit from such product cycles and are therefore anticipating a revenue increase of approximately four to nine percent in the first quarter.”

The company guided revenue for the first quarter in the range of $116 to $122 million.

Webcast and Conference Call

A conference call discussing the quarterly results and the acquisition of SpectraLinear, also announced today, will follow this press release at 7:30 a.m. central time. An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 1 (800) 642-1687 or +1 (706) 645-9291 (international) and by entering 38360353. The replay will be available through February 9, 2011.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories, please visit www.silabs.com.

Forward Looking Statements

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; inventory-related risks; risks associated with acquisitions; difficulties managing international activities; difficulties managing our manufacturers and subcontractors; risks that Silicon Laboratories may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; risks associated with divestitures; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	January 1, 2011	January 2, 2010	January 1, 2011	January 2, 2010
Revenues	$111,891	$127,190	$493,341	$441,020
Cost of revenues	40,800	43,930	169,097	161,267
Gross margin	71,091	83,260	324,244	279,753
Operating expenses:
Research and development	32,621	26,553	123,821	104,394
Selling, general and administrative	27,456	30,629	113,752	108,848
Operating expenses	60,077	57,182	237,573	213,242
Operating income	11,014	26,078	86,671	66,511
Other income (expense):
Interest income	479	640	2,318	2,725
Interest expense	(11)	(25)	(77)	(180)
Other income (expense), net	24	(388)	(1,253)	(90)
Income before income taxes	11,506	26,305	87,659	68,966
Provision (benefit) for income taxes	(1,377)	(13,946)	14,417	(4,126)

Net income	$12,883	$40,251	$73,242	$73,092

Earnings per share:
Basic	$0.29	$0.88	$1.63	$1.62
Diluted	$0.28	$0.84	$1.57	$1.57

Weighted-average common shares outstanding:
Basic	43,834	45,650	44,845	45,023
Diluted	45,658	47,786	46,742	46,542

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended January 1, 2011
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$111,891

Gross margin	71,091	63.5%	$361	$71,452	63.9%

Research and development	32,621	29.2%	4,095	28,526	25.5%

Selling, general and administrative	27,456	24.5%	4,607	22,849	20.4%

Operating expenses	60,077	53.7%	8,702	51,375	45.9%

Operating income	11,014	9.8%	9,063	20,077	17.9%

	Three Months Ended January 1, 2011
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense	Non-GAAP Measure
Net income	$12,883	$7,929	$20,812

Diluted shares outstanding	45,658	—	45,658

Diluted earnings per share	$0.28		$0.46

	Year Ended January 1, 2011
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$493,341

Gross margin	324,244	65.7%	$1,435	$325,679	66.0%

Operating income	86,671	17.6%	40,324	126,995	25.7%

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	January 1, 2011	January 2, 2010
Assets
Current assets:
Cash and cash equivalents	$138,567	$195,737
Short-term investments	227,295	214,486
Accounts receivable, net of allowance for doubtful accounts of $772 at January 1, 2011 and $567 at January 2, 2010	45,030	56,128
Inventories	39,450	31,512
Deferred income taxes	9,140	7,620
Prepaid expenses and other current assets	34,447	18,515
Total current assets	493,929	523,998
Long-term investments	17,500	24,676
Property and equipment, net	29,945	27,785
Goodwill	112,296	105,109
Other intangible assets, net	53,242	41,886
Other assets, net	20,746	19,384
Total assets	$727,658	$742,838

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,433	$28,759
Accrued expenses	25,604	25,399
Deferred income on shipments to distributors	26,127	28,470
Income taxes	3,692	6,011
Total current liabilities	79,856	88,639
Long-term obligations and other liabilities	22,372	24,403
Total liabilities	102,228	113,042
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 43,933 and 45,772 shares issued and outstanding at January 1, 2011 and January 2, 2010, respectively	4	5
Additional paid-in capital	49,947	128,262
Retained earnings	579,127	505,885
Accumulated other comprehensive loss	(3,648)	(4,356)
Total stockholders’ equity	625,430	629,796
Total liabilities and stockholders’ equity	$727,658	$742,838

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Year Ended
	January 1, 2011	January 2, 2010
Operating Activities
Net income	$73,242	$73,092
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	11,797	11,887
Loss on disposal of property and equipment	21	33
Amortization of other intangible assets and other assets	7,494	7,842
Stock compensation expense	40,324	43,974
Income tax benefit from employee stock-based awards	3,295	2,422
Excess income tax benefit from employee stock-based awards	(2,412)	(1,862)
Deferred income taxes	(552)	1,896
Changes in operating assets and liabilities:
Accounts receivable	11,342	(19,657)
Inventories	(7,811)	(3,216)
Prepaid expenses and other assets	(5,321)	3,362
Accounts payable	(777)	8,036
Accrued expenses	(2,590)	(825)
Deferred income on shipments to distributors	(2,343)	6,871
Income taxes	(7,774)	(12,914)
Net cash provided by operating activities	117,935	120,941

Investing Activities
Purchases of available-for-sale investments	(357,777)	(237,968)
Proceeds from sales and maturities of marketable securities	352,779	153,275
Purchases of property and equipment	(13,850)	(8,943)
Purchases of other assets	(8,372)	(6,408)
Acquisitions of businesses, net of cash acquired	(28,021)	(4,300)
Net cash used in investing activities	(55,241)	(104,344)

Financing Activities
Proceeds from issuance of common stock, net of shares withheld for taxes	18,055	25,187
Excess income tax benefit from employee stock-based awards	2,412	1,862
Repurchases of common stock	(140,331)	(20,181)
Net cash provided by (used in) financing activities	(119,864)	6,868

Increase (decrease) in cash and cash equivalents	(57,170)	23,465
Cash and cash equivalents at beginning of period	195,737	172,272
Cash and cash equivalents at end of period	$138,567	$195,737

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